RemoteMDx Commences 2008 Strategic Plan
with Purchase of
Midwest Monitoring & Surveillance, Inc.

Sandy, Utah – December 20, 2007 (Marketwire) – RemoteMDx, Inc. (OTCBB:RMDX) a leader in pioneering tracking technologies, today announced the completion of its first step of its 2008 strategic plan by acquiring 51% controlling interest in Midwest Monitoring & Surveillance, Inc.  Midwest Monitoring is engaged in providing parole and probation monitoring services and equipment within the states of Minnesota, Wisconsin, and Georgia.  Midwest Monitoring has been in business for seven years and its founders and operators have over 50 years of combined experience in the criminal justice system. Formal closing of the purchase is expected to occur prior to December 31, 2007. The company filed a report with the Securities and Exchange Commission on Form 8-K with additional information about the transaction.

“It is our strategic plan and goal to monitor in excess of 40,000 offenders by 2009.  The acquisition of Midwest Monitoring is the first step in many that the Company will undertake in achieving this goal”, stated Jim Dalton, President of RemoteMDx.  “Midwest Monitoring is well entrenched politically in the midwest states and has created a successful track record with local and state governments in rehabilitating and monitoring of offenders.  Combining Midwest Monitoring with the services and state-of-the-art monitoring center provided by RemoteMDx’s wholly owned subsidiary, SecureAlert, gives a strong first step in establishing RemoteMDx’s strategic plan to dominate the offender monitoring market not only in the United States, but internationally.”

“We are pleased to become a part of the SecureAlert network,” said Gary Shelton, President and CEO of Midwest Monitoring.  “This consolidation will greatly enhance the level of service we can offer our customers.”

The SecureAlert network is centered upon SecureAlert’s advanced monitoring center that employs approximately 100 specially trained operators, supported by equipment and software that utilizes cutting edge technology.  SecureAlert’s center offers 24 hour, seven-day-a-week monitoring, coupled with proprietary and patented technology that tracks and locates offenders using GPS technology and responds to violations of predetermined geo-zones, two and three-way voice communications and application-specific software, utilizing a compact, tamper-resistant device with a 95 decibel alarm worn by the offender. SecureAlert offers criminal justice agencies a turnkey service including equipment, real-time monitoring and training.  The Plan is comprised of a series of strategic acquisitions combined with a marketing program targeted to growing the Company’s services and products.

About RemoteMDx, Inc.

RemoteMDx, Inc. and its subsidiary, SecureAlert, Inc., develop and market monitoring and surveillance products and services to the criminal justice system throughout the United States.  For more information about RemoteMDx, Inc., please visit  www.remotemdx.com.  For additional information about Midwest Monitoring & Surveillance, Inc., visit www.midwestmonitoring.com .

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, including future growth and earnings opportunities of the Company.  Actual results could differ materially from those projected in these forward-looking statements, which involve a number of risks and uncertainties, including the Company’s ability to retain and to promptly satisfy current backorders and other economic, competitive, governmental, technological, regulatory, manufacturing and marketing risks associated with the Company’s business and financial plans.  The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company’s most recent filings with the Securities and Exchange Commission.

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SecureAlert, TrackerPAL and Offender Monitoring Center are trademarks of
SecureAlert.  RemoteMDx is a trademark of RemoteMDx, Inc.

Contact:

Investor/Media Relations
866-451-6141
ir@remotemdx.com